Exhibit 99.1

BorgWarner Inc.

February 2013

“As I step back from management of BorgWarner, I reflect on our record of shareholder value creation with a sense of satisfaction. I am personally gratified that, even after ten years of repeated successful execution, the culture of value creation and focus on future trends remain intact.”

Dear Shareholder
MY LAST SHAREHOLDER LETTER

The year 2012 was another strong year for our company in which we achieved record results. As always, our performance reflects the dedicated execution of our entire team in the face of uncertainty in the global economy. As I begin the next chapter of my life, I am very pleased that BorgWarner remains well positioned to continue on its strong growth trajectory that we have routinely produced since our company’s formation in 1993. Our successful business strategy will continue to be based on three guiding principles: technology leadership, customer and geographic diversity, and financial strength and discipline.

A LOOK BACK

I am very proud of what our team accomplished over the years. I have had a gratifying career at BorgWarner that started when PT Components-Link Belt was acquired by a BorgWarner subsidiary in 1988. Throughout my career at our company, I assumed several rewarding roles in sales, business development, operations and general management that ultimately led me to my appointment to CEO in 2003.

BorgWarner’s success has always been underpinned by our dedicated team of employees, who thrived within the collaborative, results-driven culture that successive management teams have strived to create, maintain and expand. This has allowed our company to prosper through various transitions, and it will continue to do so, given our highly qualified pool of managers that develop as they progress through the company. I learned many things from my predecessor, John Fiedler, whose vision and leadership meant that the company was in a strong position when I became CEO. I believe that through the efforts of the entire team, I was able to continue that legacy as we refocused the company on better fuel economy, lower emissions and higher performance-oriented products. I am sure that James Verrier, our new CEO, will lead the company to future success. While I played a part in this process, my success was driven by the entire team, and in particular, my partnership with Robin Adams, our current Vice Chairman and Chief Administrative Officer. As many of you know, Robin worked alongside me as our Chief Financial Officer until last year. Robin’s contributions have been instrumental in making BorgWarner the company it is today. Going forward, James and Ron Hundzinski, Robin’s successor as CFO, will be no different. As

B  O  R  G  W  A  R  N  E  R    S  T  O  C   K  H  O  L  D  E  R  S     L  E  T  T  E  R    2  0  1  2

a proven leader, James is another great example of BorgWarner’s ability to develop its senior leadership team. Under his stewardship, I am confident the BorgWarner team will continue to build upon the progress made throughout our company’s history.

KEY ACCOMPLISHMENTS

BorgWarner’s technology leadership, strong global presence, financial discipline and focus on attracting and cultivating talented people have been instrumental to our long-term success and will continue to drive our business going forward.

The transformation that has occurred over the last several decades is remarkable. In 1995, we were a small company with a market capitalization of approximately $500 million. BorgWarner more than doubled in size under John Fiedler’s successful leadership, amassing a market capitalization of over $1 billion by the time I became the new CEO. Building on our success, BorgWarner is now a global technology leader in powertrain solutions with a market capitalization of nearly $9 billion and a bright future as the company continues to lead the industry in powertrain technology.

Over the years, our sales profile has become increasingly diverse. The demand for our technology pulls BorgWarner into every major market across our entire product portfolio. As a truly global company, we partner with every major automotive original equipment manufacturer (“OEM”) in the world, in every major region of the world.

In 2003, less than half of our business was focused outside of North America. BorgWarner now generates approximately 75% of sales outside of North America, which is a testament to our global expansion. Over the last ten years, our sales have grown where new powertrain technology was valued the most, primarily in Europe. However, over the last six years, we have seen a surge in demand for our products in Asia, particularly China, and we expect this to continue. As we look ahead, we expect our growth in Asia to outpace our growth in the rest of the world. And, our diverse customer base has experienced a notable shift from over reliance on a handful of North American customers, to today when only two OEMs represent more than 10% of sales.

BorgWarner has a long history of providing the right technology at the right time in every product category we supply. This success has been built on our ability to anticipate the needs of both our OEM customers and vehicle drivers around the world. This isn’t limited to passenger vehicles; we have continued to increasingly supply the commercial vehicle market in recent years. BorgWarner has either led or has created technology waves in the industry from automatic transmissions in the 1950s to dual-clutch transmissions and turbochargers today. BorgWarner was one of the first auto suppliers to primarily focus on fuel economy and emissions improvements, a powertrain trend in which our company will continue to play a major role in the future.

The awards and recognition we have received for our technologies, customer quality and delivery are a true testament to our industry leadership. For example, BorgWarner has received numerous Automotive News PACE (Premier Automotive Suppliers’ Contribution to Excellence) awards over the years, which are recognized around the world as a symbol of excellence acknowledging automotive suppliers for superior innovation, technological advancement and business performance. Since 2005, BorgWarner has won six PACE awards, three partnership & collaboration awards and one environmental award. The success continues, as three BorgWarner technologies have been named finalists for the 2013 PACE awards. We are proud of our record and pleased to have our technologies in the final competition once again. With these innovations, BorgWarner has become one of the most decorated companies in the history of the PACE Awards.

2012 HIGHLIGHTS

From a macroeconomic perspective, 2012 was a challenging year. The production environment in Europe, our largest market, was weak. This was also true for most of the commercial vehicle markets around the world. However, BorgWarner’s sound financial results underscored our operational proficiency and ability to manage costs during challenging times. Across three key growth and profitability metrics—sales, earnings and operating income margin—we achieved all-time records in 2012 on a comparable basis; a tremendous accomplishment considering the weak market conditions in which it was achieved.

We continue to deliver industry-leading shareholder returns. During the year, our stock appreciated 12% and reached another all-time high of $87.45 in March. Furthermore, total shareholder return for BorgWarner shareholders over the last five years was approximately 50%, compared with 9% for both our peer group and the S&P 500, providing outstanding results for you, our shareholders.

During the year, our strong balance sheet and cash flow enabled us to execute a number of important initiatives:

•	We repurchased approximately 4.2 million shares in 2012, as we continued to opportunistically return capital to shareholders.

•

We divested our spark plug business, which was a small non-core segment of the BERU operations acquired by BorgWarner in 2005. The divestiture allows us to focus on expanding the core BERU Systems products: glow plugs, diesel cold start systems and other gasoline ignition technologies.

•

We continued to reinvest in our business in 2012 as we increased capacity for dual clutch transmission modules in Europe, engine timing systems in Asia, transfer cases in North America, and turbochargers all over the world.

All of this was done while maintaining our investment grade credit rating, which is a clear signal that our balance sheet remains strong and provides opportunities for the future.

SETTING THE STAGE FOR CONTINUED GROWTH

With our broad geographic and customer diversification, as well as a strong portfolio of innovative products, the future is bright for BorgWarner. To highlight part of our continued growth, in November 2012 we announced $2.3 billion of expected net new powertrain business over the next three years (2013-2015). This backlog of net new business encompasses some of the most promising technologies and geographies in the auto sector and is representative of how BorgWarner is leading the way in important powertrain developments around the world.

We continue to experience increased demand for our company’s advanced powertrain technologies, such as gasoline and diesel turbochargers, dual-clutch transmission technology, variable cam timing systems and emissions products. With the development of our fuel-efficient technologies, we have outpaced the growth of the industry to meet the increasing needs of the global market. We expect this to continue as the regional mix of our backlog is aligned with this worldwide trend.

Overall, the European market accounts for thirty percent of our expected new business compared with forty-five percent in the previous three-year net new business. Europe remains a leader in the adoption of new powertrain technology; however the general economic slowdown in the region has reset volume expectations in that market. Fifty percent of our new business is in Asia, which continues to expand in importance for our company, not only for its rapid growth, but also for its demand for leading edge technologies. More specifically, approximately thirty-two percent of our expected new business is in China as our sales to the world’s fastest growing market continue to accelerate. Twenty percent of our backlog is in North America, including eleven percent with the North American domestic OEMs, where we see intensified customer focus on programs aimed at improved fuel economy and lower emissions.

In China, we are well positioned for growth as our strong brand is built on relationships with every major OEM in China, both Chinese-Western OEM joint ventures and domestic manufacturers. In addition, we have developed relationships with the leading domestic Chinese OEMs that are now bringing new technologies to China. Our advanced technologies help them offer features and options that were typically available only on imported vehicles. For example, we recently opened a new manufacturing facility and engineering center in Ningbo. Our latest manufacturing expansion increases our existing product lines and enhances our ability to produce products for our customers locally. Our newest engineering center expands BorgWarner’s global network of technical centers and allows us to better support our local Chinese and global customers. BorgWarner has delivered advanced technologies to the Chinese market for nearly 20 years and we look forward to continuing our growth in China over the next 20 years.

2005 BERU Acquisition – Acquired a majority stake in Beru AG establishing BorgWarner as a leader in diesel cold start technology, electronic controls for engines and sensors

First Automotive News PACE Award – for the DualTronic® transmission system. PACE Awards honor superior innovation, technological advancement and business performance among automotive suppliers

2006 Ningbo, China Campus Opens – A new manufacturing campus becomes the launching point of BorgWarner’s rapid expansion in China

2007 Won a Record Five Awards – at the Automotive News PACE Awards – two finalists, two PACE OEM collaboration honors and a PACE innovation award for its variable turbine geometry turbocharger technology

2008 DCT To China – Established a joint venture with 12 leading Chinese automakers to produce DualTronic® transmission modules in China

Won Two Automotive News PACE Awards – for innovation and environmental sustainability for the regulated two-stage (R2S®) turbocharging technology

2009 Two More Automotive News PACE Awards – for the cam torque actu-

borgwarner.com

THE ROAD AHEAD

Over the long-term, fuel economy and emissions improvements will remain key objectives for automakers around the world and BorgWarner’s product portfolio is very much synonymous with these trends. Therefore, the adoption of such products such as downsized turbocharged engines, automatic transmissions, EGR systems and enhanced engine timing systems should continue to drive growth for our company.

We expect that more of our components and modules will be added to smaller engines to improve fuel economy and lower emissions as regulations are making these essential technologies for the future. We expect our products to be key components for the fuel economy and emissions strategies of tomorrow and OEMs to continue to rely on BorgWarner as a partner.

Looking ahead, we believe increased demand for the electrification of vehicle systems provides another growth opportunity for our company. More specifically, there will be opportunities in both stop-start and hybrid technologies, which should employ BorgWarner technology in combination with electrification.

Aside from passenger vehicles, opportunities for both on-road and off-road commercial vehicles are also important parts of our future. These vehicles face the same global challenges of fuel economy improvement and emissions reduction that passenger vehicles face. Having already established a strong reputation for reliability and performance, BorgWarner is at the forefront of innovation for applications in this market.

ENTERPRISE STRATEGIES

Our innovative offerings and capabilities continue to enhance our market position as a leading supplier of highly engineered components and systems for powertrain applications worldwide. As James takes over as CEO, our senior leadership believes our company’s continued success lies in our ability to apply principles from our past accomplishments to today’s initiatives. The eight Enterprise Strategies that will guide BorgWarner to 2020 therefore remain unchanged:

•	Accelerate the pace of INNOVATION and product leadership into new technologies, markets and geographic regions

•	Consistently drive profitable sales GROWTH at least 10 percentage points above the global industry growth rate

•	Be the supplier / strategic partner of choice for our CUSTOMERS, while meeting our company objectives

•	Realize a QUALITY operating system that focuses on zero defects

•	Continuously improve the STRUCTURAL EFFICIENCY of BorgWarner

•	Ensure we have the right TALENT in the right locations to carry out our strategies

•	Protect, nurture and sustain the unique and SUCCESSFUL CULTURE of BorgWarner

•	Supplement organic growth with MERGERS & ACQUISITIONS to achieve our product, technology, customer and geographic goals

SIGNING OFF…

As I step back from management of BorgWarner, I reflect on our record of shareholder value creation with a sense of satisfaction. I am personally gratified that, even after ten years of repeated successful execution, the culture of value creation and focus on future trends remain intact. Building on the collaborative efforts of our entire BorgWarner team, I look forward with enthusiasm and confidence to following the future success of the company. Led by an outstanding management team, we have almost 20,000 dedicated people driving the future of our company.

Technology leadership has been the cornerstone of our company’s success, and will remain the top priority going forward. The team will continue to drive our company forward, building on the strong foundation currently in place. As I sign off with my last shareholder letter, I want to express my deepest appreciation to our employees, customers, partners, suppliers, Board members and shareholders for their support over the years, as well as their contributions to BorgWarner’s enduring success.

ated (CTA) variable cam timing phaser (VCT) and pressure sensor glow plug for diesel engines and an honorable mention for the DualTronic® performance package for the Nissan GTR. Won a collaboration award with Ford for the 2009 Ford 3.0-liter Duratec V6 engine

2010 Dytech ENSA SL Acquired – A leading producer of exhaust gas recirculation coolers, a synergistic addition to BorgWarner’s existing air management businesses

The eGearDrive® Transmission – Named an Automotive News PACE Awards finalist

2011 Haldex Traction Systems Acquired – A globally recognized leader in all-wheel drive technology for front-wheel drive based vehicles

Automotive News PACE Awards finalist – recognizing Morse TEC’s variable cam timing (VCT) with mid position lock technology

2012 Won an Automotive News PACE Award – for BorgWarner’s turbocharger with low-pressure exhaust gas recirculation technology

2013 Three BorgWarner technologies are finalists in the Automotive News PACE Awards – including the regulated three-stage turbocharging system, advanced compact brushless actuator, and Visctronic® high-speed reservoir system

Customer Diversity Worldwide

2013 Sales Outlook*

Asia	~27%*	21%**
Americas	~27%*	29%**
Europe	~46%*	50%**

*NSK-Warner included
**NSK-Warner excluded

14% VW/Audi
5% Ford
5% Daimler
4% Renault
3% BMW
1% Fiat
1% GM
1% PSA
3% Commercial Vehicles
9% Other
Toyota 5%
Hyundai/Kia 5%
Nissan 1%
Honda 1%
China 8%
Other 7%
Ford 7%
Chrysler 4%
GM 4%
Asian OEMs 2%
Other 4%
Commercial Vehicles 6%

Total Shareholder Return

$100 invested on 12/31/07
in stock or index including
reinvestment of dividends.
Fiscal year ending December 31.

BorgWarner Inc.
S&P 500
Peer Group
SIC 3714 Motor Vehicle Parts

$200
$150
$100
$50
$0
12/07
12/08
12/09
12/10
12/11
12/12

Net New Business 2013 thru 2015

$2.3 Billion of Net New Business – By Product

Engine – 78%
Drivetrain – 22%

5% Ignition Systems
5% Thermal Systems
6% Emissions Systems
14% Engine Timing and VCT
20% Gas Turbochargers
28% Diesel Turbochargers
5% Traditional Transmission Components
6% All-Wheel Drive
11% DCT Modules

Engine GROUP

The Engine Group develops air management strategies and products to optimize engines for fuel efficiency, reduced emissions and enhanced performance. BorgWarner’s expertise in engine timing systems, boosting systems, ignition systems, air and noise management, cooling and controls is the foundation for this collaboration in development.

KEY TECHNOLOGIES

Chain Products Global leader in the design and manufacture of engine timing chain systems and chain for drivetrain systems. Products include engine timing chain, variable cam timing, crankshaft and camshaft sprockets, tensioners, guides and snubbers, HY-VO® front-wheel drive transmission chain and four-wheel drive chain for light vehicles.

Emissions Systems A global leader in the design and supply of exhaust gas recirculation (EGR) systems, electric air pumps, and advanced actuators for enhanced engine performance, fuel economy, and reduced emissions.

Thermal Systems Systems for thermal management designed to improve engine cooling, and reduce emissions and fuel consumption.

Turbochargers Leading designer and manufacturer of turbochargers for passenger cars, light trucks and commercial vehicles. Systems enhance fuel efficiency, reduce emissions and enhance vehicle performance.

BERU Systems A worldwide leading supplier of diesel cold-start technology and a designer and manufacturer of ignition technology for gasoline vehicles. Also designer and manufacturer of electronic control units and sensor technology that provide more comfort and stability for applications in various engine and vehicle functions.

Drivetrain GROUP

The Drivetrain Group harnesses a legacy of more than 100 years as an industry innovator in transmission and all-wheel drive technology. The group is leveraging its understanding of powertrain clutching technology to develop interactive control systems and strategies for all types of torque management.

KEY TECHNOLOGIES

Torque Management Leading global designer and producer of torque management products including coupling systems for front-wheel drive vehicles and transfer cases for rear-wheel drive applications, focused on electronically controlled torque management devices that will enhance stability, security and drivability of passenger cars, crossover vehicles, SUVs and light trucks.

Transmission Products A global designer and manufacturer of automatic transmission components and modules and supplier to virtually every major automatic transmission manufacturer in the world. Friction and mechanical products include dual clutch modules, friction clutch modules, friction and steel plates, transmission bands, torque converter clutches, one-way clutches and torsional vibration dampers. Controls products feature electro-hydraulic solenoids for standard and high pressure hydraulic systems, transmission solenoid modules and dual clutch control modules.

BorgWarner will provide its full financial report electronically as part of its environmental initiative to conserve resources and reduce costs. For more information on the company’s financial performance and sustainability initiatives, please visit our website at borgwarner.com.